Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File No. 333-102802) of our report dated March 30, 2005, which report appears in the December 31, 2004 annual report on Form 10-KSB of VillageEDOCS.

/s/ CORBIN & COMPANY, LLP

Corbin & Company, LLP
Irvine, California

March 31, 2005